Entergy Systems and Service, Inc.
Statement of Operations
For the Quarter Ended September 30, 1995
(Unaudited)

Revenue                                            $    (1,118,149.00)

Cost of Goods Sold                                      (1,726,493.83)
                                                    ------------------
Gross Margin                                               608,344.83

Selling, general and administrative expenses:
   Salaries and wages                                    8,772,410.60
   Other                                                 9,483,908.72
                                                    ------------------
      Operating loss                                   (17,647,974.49)

Other income                                             1,118,183.17

Interest expense                                         1,948,562.72
                                                    ------------------
      Loss before income taxes                         (18,478,354.04)

Income taxes                                            (6,467,423.92)
                                                    ------------------
      Net loss                                     $   (12,010,930.12)
                                                    ==================

Entergy Systems and Service, Inc.
Balance Sheet
September 30, 1995
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                       $    51,460,342.07
   Accounts receivable                                   1,739,640.13
   Other current assets                                    178,501.66
                                                    ------------------
      Total current assets                              53,378,483.86
                                                    ------------------
Furniture, fixtures and equipment, net                   9,127,294.00
Equipment Inventory - held for installation             20,169,515.27
Installations-in-process                                 2,294,902.12
Installed equipment                                     20,577,315.21
Loan receivable from affiliate                           2,700,000.00
Goodwill, net                                              772,424.13
Deferred taxes                                           5,394,771.74
Other assets                                            28,740,571.49
                                                    -----------------
                                                   $   143,155,277.82
                                                    ==================
LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
   Accounts payable                                $     1,087,593.59
   Accrued liabilities                                     950,782.65
   Current portion of capital lease obligations            157,927.22
                                                    ------------------
      Total current liabilities                          2,196,303.46
                                                    ------------------
Note payable to parent                                           0.00
Deferred credit - Sanwa                                 12,997,176.76
Deferred service contract revenue                       14,974,082.19
Capital lease obligations                                  224,987.44
Long-term Liabilities                                    7,765,858.00
                                                    ------------------
      Total liabilities                                 38,158,407.85
                                                    ------------------
Shareholder's equity:
Common stock, no par value, 50,000 shares authorized,
13,500 shares issued and outstanding                    13,500,000.00
Paid-in Capital                                        125,000,000.00
Accumulated deficit                                    (33,503,130.03)
                                                    ------------------
      Total shareholder's equity                       104,996,869.97
                                                    ------------------
                                                   $   143,155,277.82
                                                    ==================

Entergy Systems and Service, Inc.
Total Assets & Revenues by Activity
September 30, 1995
(Unaudited)



Assets by Activity:
  Energy Management & DSM Services                 $    49,192,820.88
                                                    ==================


Revenues by Activity:
  Energy Management & DSM Services                 $    (1,118,149.00)
                                                    ==================

Entergy Systems and Service, Inc.
Total Assets & Revenues by Geographic Region
September 30, 1995
(Unaudited)



Assets by Region:
  Inside Base Region                               $    12,580,305.48

  Outside Base Region                                   16,443,000.13
                                                    ------------------
    Total Assets                                        29,023,305.61
                                                    ==================


Revenues by Region:
  Inside Base Region                               $      (622,248.28)
  Outside Base Region                                     (495,900.72)
                                                    ------------------
    Total Revenues                                      (1,118,149.00)
                                                    ==================